AvStar Aviation Group, Inc. Releases Overview of Operations and 20% Revenue Increase

HOUSTON, March 11, 2011 /PRNewswire/ -- AvStar Aviation Group, Inc. (AvStar) (OTC US: AAVG) is proud to announce that preliminary analysis shows a 20% revenue increase over the same period in 2010. With the West Palm Beach routes expected to be operational before the end of March 2011, additional significant increases in revenue and cash flow are expected for the balance of 2011.

The AvStar team remains dedicated to the principle that continuing to develop a fundamentally sound business will ultimately be rewarded by increased revenue and shareholder value. With that, dedicated freight flights are to begin immediately, and other dedicated freight operations are being negotiated. Current discounted summer travel programs are continuing, and new incentives for Bahamians and other frequent travelers will be introduced. A new reservation system and Internet based marketing strategies are being developed for the anticipated additional operations from "Commuter" and Cuba "Service Provider" authority. The applications for these authorities are currently being submitted to the Department of Transportation and Treasury. The maintenance and repair arm of the business is actively negotiating agreements to represent domestic and foreign manufactured products and aircraft for the U.S., South American, and Caribbean markets while continuing to identify other potential acquisitions.

In August 2010 AvStar Aviation Group, Inc., acquired Twin Air Calypso Limited, Inc., an internationally certified air carrier, giving AvStar a solid foundation for future growth. The air carrier, along with the maintenance and repair organization already owned by AvStar, have complemented each other and have allowed AvStar to keep all operations "in house", which increases the company's bottom line and shareholder value. Over the six-month period since the acquisition, AvStar began their aircraft refurbishment program, moved the air carrier to a new facility, reduced fuel costs, and organized a team that will expand the company's markets and capabilities. The company also entered into an agreement to purchase a portion of Aircraft Charters, Inc., which will give them an equity position with the assets they utilize. The team has also worked to identify additional acquisitions that will add value to the air carrier and maintenance operations and expand the revenue base.

Extensive progress has been made with the company's new facility, aircraft refurbishment program, opening the West Palm Beach air routes, and acquiring additional sources of revenue. The new facility is fully operational, the first of the refurbished aircraft will be flying before the end of March 2011 and the West Palm Beach air routes are expected to be operational in early April 2011. Additional revenue realized from the refurbished aircraft becoming operational will require minimal additional fixed costs and will be shown as increased net profitability.

Forward-Looking Statements: Certain statements contained in this release issued by AvStar Aviation Group, Inc. (the "Company") that are not historical facts are "forward-looking" statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, and because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are statements regarding the intent, belief, or current expectations, estimates, or projections of the Company, its directors, or its officers about the Company and the industry in which it operates and are based on assumptions made by management. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. When issued in this report, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and similar expressions are generally intended to identify forward-looking statements.